EXHIBIT 99.1

	Investor Contact:	Teri Miller
(954) 308-8216
terilmiller@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., July 27, 2005 — Spherion Corporation (NYSE: SFN) today announced financial results for the second quarter ended July 3, 2005.
FINANCIAL HIGHLIGHTS
•	Second quarter 2005 revenue was $476.8 million compared with $485.9 million in the second quarter of 2004, a decrease of 1.9%.

•	Net earnings for the second quarter of 2005 were $1.8 million or $0.03 per share, compared with $2.8 million or $0.05 per share in the second quarter of 2004.

•	Earnings from continuing operations were $2.7 million or $0.04 per share in the second quarter 2005, compared with $4.2 million or $0.07 per share in the second quarter of 2004.

•	Revenue for the first six months of 2005 was $982.4 million compared with $953.1 million for the same period in 2004. Net earnings for the six-month period in 2005 were $0.5 million or $0.01 per share, compared with a net loss for the first six months of ($5.3) million or ($0.09) per share in 2004. Earnings from continuing operations for the first six months of 2005 were $3.7 million or $0.06 per share. Results from continuing operations were breakeven for the six-month period in 2004.
     Spherion President and Chief Executive Officer Roy Krause commented, “Our year over year growth in our core staffing and recruiting operations was solid for the quarter. During the quarter we generated higher rates of growth among small and mid-sized clients, a key customer segment and recorded strong permanent placement revenue. Additionally, gross profit margin expansion offset the impact of the previously announced decline in managed services and slower market trends.”
     Krause continued, “In addition, we continued to make progress on business process improvements, reducing DSO by another two days this quarter, which contributed to operating cash flow of over $33 million for the second quarter. We have a strong balance sheet and, with our positive cash flow, we eliminated all of our revolving debt and have begun our share repurchase program.”

OPERATING PERFORMANCE
     Staffing Services second quarter revenue decreased by 5.5% year over year. Temporary staffing grew 3.8% year over year, driven by growth in clerical temporary staffing. However, this growth in temporary staffing was more than offset by the expected decline in managed services revenue. Total segment gross profit margins in Staffing Services were 18.6% in the second quarter of 2005 compared with 18.7% in the second quarter of 2004. Temporary staffing gross profit margins improved 70 basis points year over year due to pricing increases and lower employee benefit costs. However, these improvements were offset by comparatively lower revenue and gross profit margin in managed services. Selling, general and administrative costs were $65.0 million or 17.9% of revenue in the second quarter 2005, down from $66.1 million in the same period of the prior year. Segment operating profit of $2.4 million or 0.7% of revenue for the second quarter 2005 decreased from $5.7 million and 1.5% of revenue in the second quarter of 2004.
     Professional Services revenue growth was 11.8% on a year over year basis in the second quarter 2005, driven by particular strength in finance and accounting temporary staffing and information technology permanent placement. In addition, approximately 3.2% of the year over year Professional Services growth is due to the reclassification of certain technology managed services business from the Staffing Services segment. Gross profit margins in the second quarter of 2005 were 32.7%, compared with 32.4% in the second quarter of 2004, reflecting a higher mix of permanent placement revenue offset by a decrease in temporary staffing margins. Selling, general and administrative expenses were 28.0% of segment revenue in the second quarter of 2005 compared with 24.8% last year in the same period, reflecting continued investment in sales and recruiting staff and a higher level of permanent placement commissions. Segment operating profit was $5.4 million or 4.8% of revenue in the second quarter of 2005 compared with $7.7 million or 7.6% of revenue in the second quarter of 2004.
OTHER ITEMS
     In May 2005, the Company announced a share repurchase program for up to 6 million shares of its outstanding common stock. During the second quarter the Company repurchased 655,900 shares at an average price of $6.37 per share. The Company continued to make share repurchases in July and currently there are up to 5.1 million shares remaining under the current authorization.
OUTLOOK
     Krause commented, “Based on recent sales trends, which improved a bit in June and early July, the Company currently anticipates revenue for the third quarter of 2005 will be between $480 and $500 million. Earnings from continuing operations are expected to be between $0.04 and $0.08 per share.”
ABOUT SPHERION
     Spherion Corporation is a leader in the staffing industry in North America, providing value-added staffing, recruiting and workforce solutions. Spherion has helped companies improve their bottom line by efficiently planning, acquiring and optimizing talent since 1946. To learn more, visit www.spherion.com.
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer temporary employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Technology investments - our investment in technology initiatives may not yield their intended results; Debt compliance - failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow; Disposition of businesses — the disposition of businesses previously sold, or in the process of being sold, may create future liabilities related to contract indemnifications; Termination provisions — certain contracts contain termination provisions and pricing risks; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Corporate strategy — we may not achieve the intended effect of our business strategy; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment-related claims and costs; Other - business risks associated with international operations could make those operations more costly; government regulation may increase our costs; failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; our business is dependent upon the availability of qualified personnel; and managing or integrating any future acquisitions may strain our resources. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include, but are not limited to, restructuring charges, net of taxes. Adjusted earnings from continuing operations is a key measure used by management to evaluate its operations. Management does not consider the items excluded to be operating costs/gains and therefore, excludes them from the evaluation of the Company’s operating performance. Adjusted earnings from continuing operations should not be considered a measure of financial performance in isolation or as an alternative to earnings from continuing operations or net earnings as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended
	July 3,	June 25,
	2005	2004
Revenue (1)	$476,818	$485,937
Cost of services (2)	371,979	380,977

Gross profit	104,839	104,960

Selling, general and administrative expenses	101,030	97,259
Interest expense	652	1,641
Interest income	(966)	(1,169)
Restructuring charges	(168)	(29)

	100,548	97,702

Earnings from continuing operations before income taxes and discontinued operations	4,291	7,258
Income tax expense	(1,545)	(3,056)

Earnings from continuing operations before discontinued operations	2,746	4,202

Discontinued operations:
Loss from discontinued operations (3)	(1,027)	(3,718)
Income tax benefit	36	2,320

Loss from discontinued operations	(991)	(1,398)

Net earnings	$1,755	$2,804

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.04	$0.07
Loss from discontinued operations	(0.02)	(0.02)

	$0.03	$0.05

Earnings (loss) per share-Diluted (4):
Earnings from continuing operations before discontinued operations	$0.04	$0.07
Loss from discontinued operations	(0.02)	(0.02)

	$0.03	$0.05

Weighted average shares used in computation of earnings (loss) per share:
Basic	61,802	60,894
Diluted	62,104	62,316

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Cost of services includes temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $19 and $1,146, for the three months ended July 3, 2005 and June 25, 2004, respectively.

(4)	Earnings from continuing operations and net earnings for the three months ended June 25, 2004 was increased by $14 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share amounts)

	Six Months Ended
	July 3,	June 25,
	2005	2004
Revenue (1)	$982,359	$953,149
Cost of services (2)	772,395	749,302

Gross profit	209,964	203,847

Selling, general and administrative expenses	202,929	193,004
Interest expense	1,451	3,084
Interest income	(1,825)	(2,187)
Restructuring and other charges	1,604	8,855

	204,159	202,756

Earnings from continuing operations before income taxes and discontinued operations	5,805	1,091
Income tax expense	(2,090)	(1,060)

Earnings from continuing operations before discontinued operations	3,715	31

Discontinued operations:
Loss from discontinued operations (3)	(3,792)	(10,143)
Income tax benefit	604	4,784

Loss from discontinued operations	(3,188)	(5,359)

Net earnings (loss)	$527	$(5,328)

Earnings (loss) per share-Basic:
Earnings from continuing operations before discontinued operations	$0.06	$—
Loss from discontinued operations	(0.05)	(0.09)

	$0.01	$(0.09)

Earnings (loss) per share-Diluted:
Earnings from continuing operations before discontinued operations	$0.06	$—
Loss from discontinued operations	(0.05)	(0.09)

	$0.01	$(0.09)

Weighted average shares used in computation of earnings (loss) per share:
Basic	61,665	60,715
Diluted	62,053	61,737

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Cost of services includes temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

(3)	Includes a pre-tax loss on disposal of $506 and $3,088 for the six months ended July 3, 2005 and June 25, 2004, respectively.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands, except share data)

	July 3,	December 31,
	2005	2004
Assets
Current Assets:
Cash and cash equivalents	$28,550	$5,154
Receivables, less allowance for doubtful accounts of $5,771 and $7,077	281,734	352,606
Deferred tax asset	11,514	19,263
Income tax receivable	3,694	12,363
Insurance deposit	24,915	26,436
Other current assets	19,710	18,885
Assets of discontinued operations	4,903	4,772

Total current assets	375,020	439,479
Goodwill	48,922	48,757
Property and equipment, net of accumulated depreciation of $112,997 and $104,111	91,217	97,683
Deferred tax asset	157,872	149,436
Insurance deposit	62,134	66,482
Intangibles and other assets	28,061	28,429

	$763,226	$830,266

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses	$80,236	$108,308
Accrued salaries, wages and payroll taxes	64,228	62,956
Revolving lines of credit	—	32,131
Accrued insurance reserves	32,297	34,135
Accrued income taxes	57,407	57,765
Current portion of long-term debt and other short-term borrowings	10,759	12,398
Accrued restructuring	1,784	2,420
Other current liabilities	8,427	8,050
Liabilities of discontinued operations	1,748	1,488

Total current liabilities	256,886	319,651
Long-term debt, net of current portion	4,608	4,766
Accrued insurance reserves	29,531	28,879
Deferred compensation and other long-term liabilities	28,325	32,678

Total liabilities	319,350	385,974

Stockholders’ Equity:
Preferred stock, par value $.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 4,292,197 and 4,238,678 shares, respectively	(38,364)	(40,430)
Additional paid-in capital	845,514	847,806
Accumulated deficit	(366,244)	(366,771)
Accumulated other comprehensive income	2,317	3,034

Total stockholders’ equity	443,876	444,292

	$763,226	$830,266

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, amounts in thousands, except per share amounts)

	Management Guidance	Three Months Ended		Six Months Ended
	Three Months Ended
	October 2,	July 3,	June 25,	July 3,	June 25,
	2005	2005	2004 (1), (2)	2005	2004 (1)
Adjusted earnings from continuing operations		$2,638	$4,183	$4,742	$5,787

Restructuring and other charges, net of tax expense (benefit) of $60, $10 $(577) and $(3,099), respectively		108	19	(1,027)	(5,756)

Earnings from continuing operations		2,746	4,202	3,715	31

Loss from discontinued operations		(991)	(1,398)	(3,188)	(5,359)

Net earnings (loss)		$1,755	$2,804	$527	$(5,328)

Per share-Diluted amounts (2):
Adjusted earnings from continuing operations	$0.04 to $0.08	$0.04	$0.07	$0.08	$0.09

Restructuring and other charges, net of tax	—	—	—	(0.02)	(0.09)

Earnings from continuing operations	$0.04 to $0.08	0.04	0.07	0.06	—

Loss from discontinued operations		(0.02)	(0.02)	(0.05)	(0.09)

Net earnings (loss)		$0.03	$0.05	$0.01	$(0.09)

Weighted average shares used in computation of earnings (loss) per share:
Diluted		62,104	62,316	62,053	61,737

(1)	Results from continuing operations for both the three and six months ended June 25, 2004 have been updated for the reclassification of discontinued operations.

(2)	Earnings from continuing operations and net earnings for the three months ended June 25, 2004 was increased by $14 of net after-tax interest expense on convertible debt for purposes of computing diluted earnings per share.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	July 3, 2005	June 25, 2004	April 3, 2005	July 3, 2005	June 25, 2004
Revenues:
Staffing Services	$362,384	$383,588	$402,082	$764,466	$757,687
Professional Services	114,434	102,349	103,459	217,893	195,462

Segment revenue	$476,818	$485,937	$505,541	$982,359	$953,149

Gross profit:
Staffing Services	$67,375	$71,834	$73,419	$140,794	$143,288
Professional Services	37,464	33,126	31,706	69,170	60,559

Segment gross profit	$104,839	$104,960	$105,125	$209,964	$203,847

Segment operating profit:
Staffing Services	$2,412	$5,723	$3,371	$5,783	$12,437
Professional Services	5,438	7,736	3,524	8,962	10,014

Segment operating profit	7,850	13,459	6,895	14,745	22,451

Unallocated corporate costs	(3,937)	(5,635)	(3,551)	(7,488)	(11,308)
Amortization of intangibles	(104)	(123)	(118)	(222)	(300)
Interest expense	(652)	(1,641)	(799)	(1,451)	(3,084)
Interest income	966	1,169	859	1,825	2,187
Restructuring and other charges	168	29	(1,772)	(1,604)	(8,855)

Earnings from continuing operations before income taxes and discontinued operations	$4,291	$7,258	$1,514	$5,805	$1,091

MEMO:

Gross profit margin:
Staffing Services	18.6%	18.7%	18.3%	18.4%	18.9%
Professional Services	32.7%	32.4%	30.6%	31.7%	31.0%
Total Spherion	22.0%	21.6%	20.8%	21.4%	21.4%

Segment operating profit margin:
Staffing Services	0.7%	1.5%	0.8%	0.8%	1.6%
Professional Services	4.8%	7.6%	3.4%	4.1%	5.1%
Total Spherion	1.6%	2.8%	1.4%	1.5%	2.4%

Supplemental Cash Flow Information:
Operating cash flow	$33,812	$14,899	$20,294	$54,106	$17,337
Capital expenditures	$3,263	$3,458	$1,190	$4,453	$7,977
Depreciation and amortization	$5,540	$7,144	$5,578	$11,118	$15,655
DSO	55	57	57	55	57

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	July 3, 2005	June 25, 2004	April 3, 2005	July 3, 2005	June 25, 2004
Staffing Services
Revenue by Skill:
Clerical	$220,277	$241,834	$259,619	$479,896	$488,450
Light Industrial	142,107	141,754	142,463	284,570	269,237

Segment Revenue	$362,384	$383,588	$402,082	$764,466	$757,687

Revenue by Service:
Temporary Staffing	$316,090	$304,395	$332,903	$648,993	$590,106
Managed Services	42,326	75,464	65,035	107,361	160,136
Permanent Placement	3,968	3,729	4,144	8,112	7,445

Segment Revenue	$362,384	$383,588	$402,082	$764,466	$757,687

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	16.6%	15.9%	16.1%	16.4%	15.5%
Managed Services	25.8%	26.3%	24.0%	24.8%	27.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	18.6%	18.7%	18.3%	18.4%	18.9%

Professional Services
Revenue by Skill:
Information Technology	$73,009	$67,552	$65,593	$138,602	$131,272
Finance & Accounting	26,320	23,716	24,209	50,529	43,560
Other	15,105	11,081	13,657	28,762	20,630

Segment Revenue	$114,434	$102,349	$103,459	$217,893	$195,462

Revenue by Service:
Temporary Staffing	$100,993	$91,880	$93,140	$194,133	$176,421
Permanent Placement	13,441	10,469	10,319	23,760	19,041

Segment Revenue	$114,434	$102,349	$103,459	$217,893	$195,462

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	23.8%	24.7%	23.0%	23.4%	23.5%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	32.7%	32.4%	30.6%	31.7%	31.0%